SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 13, 2011

V.F. CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

1-5256		23-1180120
(Commission File Number)		(IRS Employer Identification No.)

105 Corporate Center Boulevard Greensboro, North Carolina		27408
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 424-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 12, 2011, V.F. Corporation (“VF”), VF Enterprises, Inc., a wholly owned subsidiary of VF (“Merger Sub”), and The Timberland Company (“Timberland”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Timberland (the “Merger”), with Timberland continuing as the surviving corporation and a wholly owned subsidiary of VF.

Concurrently with the execution of the Merger Agreement, and as an inducement for VF and Merger Sub to enter into the Merger Agreement, Sidney W. Swartz, Chairman of the Timberland Board of Directors, Jeffrey B. Swartz, President and Chief Executive Officer of Timberland, and certain other members of their families and certain trusts established for the benefit of their families or for charitable purposes (collectively, the “Supporting Stockholders”), who collectively control approximately 73.5% of Timberland’s combined voting power, entered into a Voting Agreement (the “Voting Agreement”) with VF.  The Voting Agreement provides that, so long as the Voting Agreement has not previously been terminated in accordance with its terms, the Supporting Stockholders will deliver a written consent adopting the Merger Agreement on July 26, 2011.

Timberland may terminate the Merger Agreement to accept a Superior Proposal (as defined in the Merger Agreement) prior to 11:59 p.m., Boston time, on July 25, 2011.  In the event of such termination, the Voting Agreement, including the obligation of the Supporting Stockholders to deliver the written consent, will also terminate.  Following the delivery of the written consent contemplated by the Voting Agreement, no further action by any Timberland stockholder will be required to adopt the Merger Agreement or approve the Merger.

The Merger Agreement

At the effective time and as a result of the Merger, each outstanding share of Timberland Class A common stock and Class B common stock (other than shares held by stockholders who have properly demanded appraisal rights, shares held in treasury by Timberland and shares owned by VF or any subsidiary of VF) will be converted into the right to receive $43.00 in cash, without interest.

Consummation of the Merger is subject to certain conditions, including (i) the adoption of the Merger Agreement by Timberland’s stockholders, (ii) 20 days having elapsed since the mailing to Timberland’s stockholders of the definitive information statement with respect to the Merger, (iii) the absence of any law, order or injunction prohibiting the closing, (iv) the expiration or termination of the applicable Hart-Scott-Rodino waiting period and receipt of antitrust approvals in the European Union, (v) material compliance with covenants and, subject to certain exceptions, the accuracy of representations and warranties and (vi) certain other customary closing conditions.  Consummation of the Merger is not subject to any financing condition.

VF and Timberland have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use reasonable best efforts to cause the Merger to be consummated.  In addition, Timberland has covenanted to conduct its business in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger.

The Merger Agreement contains a “no-shop” provision that prohibits Timberland from soliciting or encouraging competing acquisition proposals.  However, prior to 11:59 p.m., Boston time, on July 25, 2011, Timberland may, subject to the terms and conditions set forth in the Merger Agreement, furnish information to, and engage in discussions and negotiations with, a third party that makes an unsolicited acquisition proposal.  Under certain circumstances and upon compliance with certain notice and other specified conditions set forth in the Merger Agreement, including providing VF with a five-business day notice period (or three-business day period for subsequent notices) to match or improve upon any Superior Proposal (as defined in the Merger Agreement), Timberland may, prior to 11:59 p.m., Boston time, on July 25, 2011, terminate the Merger Agreement to accept a Superior Proposal.

The Merger Agreement contains certain termination rights for both VF and Timberland.  The Merger Agreement further provides that, upon termination of the Merger Agreement under specified circumstances, including if (i) Timberland’s stockholders do not adopt the Merger Agreement by 11:59 p.m., Boston time, on July

26, 2011 or (ii) Timberland terminates the Merger Agreement to accept a Superior Proposal, Timberland would be required to pay VF a termination fee of $87.2 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto.

The Voting Agreement

As noted above, the Supporting Stockholders agreed pursuant to the Voting Agreement that, so long as the Voting Agreement has not previously terminated in accordance with its terms, they will deliver on July 26, 2011 (by no later than 11:59 p.m., Boston time, on that date) an irrevocable written consent with respect to each share of Timberland Class A common stock and Class B common stock beneficially owned by them (representing in the aggregate approximately 73.5% of Timberland’s combined voting power as of June 10, 2011) in favor of adoption of the Merger Agreement and the approval of the Merger.  The Voting Agreement further provides that, during the term of the Voting Agreement, the Supporting Stockholders will vote (or cause to be voted) all of their shares of Timberland Class A common stock and Class B common stock against, among other things, any alternative business combination involving Timberland.  During the term of the Voting Agreement, each Supporting Stockholder has also granted an irrevocable proxy appointing VF and any designee of VF as such Supporting Stockholder’s attorney-in-fact to vote (or deliver a written consent with respect to) such Supporting Stockholder’s shares in accordance with the foregoing.

While the Voting Agreement remains in effect, each Supporting Stockholder is prohibited from transferring any shares of Timberland Class A common stock and Class B common stock beneficially owned by such Supporting Stockholder, subject to certain exceptions, including transfers pursuant to the Merger Agreement.  Each Supporting Stockholder has also agreed not to solicit or encourage competing acquisition proposals, subject to certain limited exceptions.

In addition, in the Voting Agreement, Sidney W. Swartz and Jeffrey B. Swartz each agreed for the three-year period after the closing of the Merger not to own or participate in any business or activity that competes with any business in which Timberland is engaged as of the closing of the Merger.  The agreement contains certain limited exceptions, including participating in non-commercial activities such as corporate social responsibility activities and charitable activities.

The Voting Agreement will terminate upon the earliest of (i) the effective time of the Merger, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the effectiveness of any amendment, modification or supplement to, or waiver under, the Merger Agreement that would reduce the consideration payable in the Merger, unless consented to in writing by each Supporting Stockholder.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 2.2 hereto, and is incorporated into this report by reference.

Item 8.01. Other Events

On June 13, 2011, VF and Timberland issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Additional Information

The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Timberland, VF or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the

Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Timberland or VF or any of their respective subsidiaries or affiliates.  In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in VF’s or Timberland’s public disclosures.

Item 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 12, 2011 among V.F. Corporation, VF Enterprises, Inc. and The Timberland Company.
2.2	Voting Agreement dated as of June 12, 2011 among V.F. Corporation and the stockholders named therein.
99.1	Press Release issued jointly by V.F. Corporation and The Timberland Company, dated June 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V.F. CORPORATION
Date:	June 13, 2011	By:	/s/ Laura C. Meagher
			Name:	Laura C. Meagher
			Title:	Vice President — Deputy General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of June 12, 2011 among V.F. Corporation, VF Enterprises, Inc. and The Timberland Company.
2.2	Voting Agreement dated as of June 12, 2011 among V.F. Corporation and the stockholders named therein.
99.1	Press Release issued jointly by V.F. Corporation and The Timberland Company, dated June 13, 2011.